                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement     [CONFIDENTIAL,]FOR USE OF THE
                                    COMMISSION ONLY (AS PERMITTED BY
                                    RULE 14A-6(E)(2))

[ ]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              e.Fax.com, Inc.
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                eFax.com, Inc.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held May 13, 1999


TO THE STOCKHOLDERS OF eFax.com, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eFax.com, Inc. (the "Company"), a Delaware corporation, will be held at 2:00 p.m., local time, on May 13, 1999, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, for the following purposes:

1. To elect seven directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "eFax.com."

3. To approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1995 Stock Plan, as amended, by 1,000,000 shares.

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                      By Order of the Board of Directors,

                                      Allen K. Jones
                                      Secretary
Menlo Park, California
April __, 1999
                                 eFax.com, Inc.

                      PRELIMINARY PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of eFax.com, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 13, 1999 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025. The telephone number at that location is (650) 322-1234. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Deloitte & Touche LLP as independent auditors as set forth herein, for Proposals 2 and 3, and at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, were first mailed on or about April __, 1999, to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

     Stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the meeting. At the record date, 12,346,796 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to eFax.com, Inc. at 1378 Willow Road, Menlo Park, California 94025, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

Voting and Solicitation

     On all matters, each share has one vote. The cost of soliciting proxies will be borne by the Company and is estimated to be $10,000. The Company has retained Kissel-Blake, Inc. to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services. Kissel-Blake, Inc. will be paid a base fee and allowance for expenses for providing solicitation services.


Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of Votes Cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will be treated as negative votes.

Stockholder Proposals for Next Annual Meeting

The Company currently intends to hold its 2000 Annual Meeting of Stockholders in mid-May 2000 and to mail Proxy Statements relating to such meeting in early-April 2000. The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 1999 Annual Meeting of Stockholders, is December 15, 1999. Such stockholder proposals should be submitted to eFax.com, Inc. at 1378 Willow Road, Menlo Park, California 94025, Attention: Secretary.

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

Nominees

     The Company currently has eight directors. Mr. Chiu is not standing for re-election, and the Board of Directors will be reduced to seven (7) members as of the annual meeting. There are thus seven nominees for the board of seven directors to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the stockholders or until such director's successor has been duly elected and qualified.

Vote Required

     The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

     The names of the nominees and certain information about them are set forth below:


                                                                  Director
       Name of Nominee        Age  Position(s) with the Company    Since
----------------------------- ---  ----------------------------   --------

Rudy Prince                   41   Chief Executive Officer and      1988
                                   Chairman of the Board
Thomas B. Akin (1)(2)         46   Director                         1996
Douglas Y. Bech (1)(2)        53   Director                         1988
Steven J. Carnevale (2)       43   Director                         1996
Edward R. Prince, Jr (1).     69   Director                         1988
Lon B. Radin                  48   Vice President of Engineering    1988
                                   and Director
Albert E. Sisto               49   Director                         1998


[FN]

1 Member of the Compensation Committee
2 Member of the Audit Committee

                                      3

     Rudy Prince co-founded the Company and has served as its President and
     -----------
Chief Executive Officer and a member of the Board of Directors since August 1988. Mr. Prince was appointed as the Chairman of the Board of Directors in October 1996. From June 1985 to February 1988, Mr. Prince was the Vice President of Sales and Marketing at Entropic Speech, Inc., a manufacturer of telecommunications products. Prior to that, Mr. Prince served as Sales Manager with Digicon, Inc., a geophysical contractor ("Digicon"), from March 1980 to June 1985. From August 1978 to March 1980, Mr. Prince served as a marketing representative with the Data Processing Division of International Business Machines Corporation. Mr. Prince holds a B.S. in Mechanical Engineering from the University of Texas at Austin. Mr. Prince is the son of Edward R. Prince, Jr., a director of the Company.

     Thomas B. Akin has served as a director of the Company since July 1996.
     --------------
Since October 1995, Mr. Akin has served as a Managing General Partner of Talkot Capital, LLC, an investment firm. From November 1981 to February 1994, Mr. Akin served in various capacities, most recently as the Managing Director of Western Regional Sales for Merrill Lynch & Co. Mr. Akin was on a leave of absence from Merrill Lynch & Co. from February 1994 until his retirement in April 1997. Mr. Akin holds a B.A. in Biology from the University of California at Santa Cruz and an M.B.A. from the University of California at Los Angeles. Mr. Akin is a director of Acacia Research, Inc. and one private company.

     Douglas Y. Bech has served as a director of the Company since August
     ---------------
1988. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, Inc., a company that owns and operates luxury vacation ownership resorts. Mr. Bech was a founding partner of and, since August 1994, has served as a Managing Director of Raintree Capital Company, LLC, a merchant banking firm. In addition, from October 1994 to October 1997, Mr. Bech was a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a law firm. From May 1993 through July 1994, Mr. Bech was a partner of Gardere & Wynne, L.L.P., a law firm. From September 1970 to May 1993. Mr. Bech was associated with and a senior partner of the law firm Andrews & Kurth L.L.P. Mr. Bech holds a B.A. in Political Science from Baylor University and a J.D. from The University of Texas Law School. Mr. Bech is a director of Frontier Oil Corporation, Pride Companies, L.P. and several private companies.

     Steven J. Carnevale has served as a director of the Company since July
     -------------------
1996. In July 1996, Mr. Carnevale became a General Partner in Talkot Capital, LLC, an investment firm. From August 1992 to July 1996, Mr. Carnevale was a General Partner of Endeavor Capital Management, an investment firm. From November 1990 to August 1992, Mr. Carnevale was the owner and Chief Executive Officer of Orca Industries, a specialty computer manufacturer. Mr. Carnevale holds a B.S. in Engineering from the University of Michigan.

     Edward R. Prince, Jr. has served as a director of the Company since
     ---------------------
August 1988. Since August 1994, Mr. Prince has served as the Vice Chairman of Zydeco Exploration, Inc. and Zydeco Energy, Inc., oil and gas exploration companies. Prior to that from November 1970 to May 1994, Mr. Prince served in various capacities, most recently as the Chairman and Chief Executive Officer of Digicon. Mr. Prince holds a B.S. from the United States Military Academy at West Point and an M.S. in Applied Mathematics from North Carolina State College. Mr. Prince is the father of Rudy Prince, the Company's Chairman of the Board, Chief Executive Officer and President. Mr. Prince is a director of Geoscience Corporation and Zydeco Energy, Inc.

     Lon B. Radin co-founded the Company and serves as the Vice President of
     ------------
Engineering and a member of the Board of Directors of the Company. Dr. Radin also served as the Chairman of the Board of Directors from August 1988 to October 1996. From 1986 to 1988, Dr. Radin was the sole proprietor of L-Tel

Laboratories, a developer of digital fax telephone devices. From 1981 to 1986, Dr. Radin served in various positions, most recently as the Director of Software and Manager of Research with Time & Space Processing, Inc., a software developer of telecommunications products for the defense industry. Prior to that Dr. Radin served as a software services consultant for The Systems Group, an engineering consulting firm from 1976 to 1981. Dr. Radin holds a B.S. in Physics and Mathematics from the University of Michigan and a Ph.D. and an M.A. in Mathematics from the University of California at Berkeley.

     Albert E. Sisto has served as a director of the Company since February
     ---------------
1998. Since November 1997, Mr. Sisto has served as the Chief Operating Officer of RSA Data Security, a wholly owned subsidiary of Security Dynamics Technologies, Inc., a supplier of software components that secure electronic data. From October 1994 to November 1997, Mr. Sisto was Chairman of the Board and President of DocuMagix, Inc., a supplier of electronic file cabinet software which was acquired by the Company in December 1997. Prior to that Mr. Sisto was President and Chief Executive Officer of Pixel Craft (formerly BarneyScan) from 1989 to September 1994. Mr. Sisto holds a B.E. in Materials from the Stevens Institute of Technology. Mr. Sisto is a director of Insignia Solutions PLC, Tekgraf, Inc. and hi/fn, Inc.


Board Meetings and Committees

     The Board of Directors of the Company held a total of six meetings during 1998. No directors attended fewer than 75% of the total meetings of the Board of Directors or committees of the Board of Directors held in 1998 except for Mr. Chiu who attended three of the six Board meetings, Lon Radin who attended four of the six Board meetings, and Al Sisto who attended three of the five Board meetings during the time he was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee.

     In 1998, the Audit Committee consisted of Messrs. Akin, Bech, and Carnevale and met twice. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. Messrs. Akin, Bech and Carnevale will continue serving as the Audit Committee for 1999.

     In 1998, the Compensation Committee consisted of Messrs. Akin, Bech, and Edward R. Prince, Jr. and met three times. The committee reviews and approves the Company's executive compensation policy and plan. Messrs.
Akin, Bech, and Edward R. Prince, Jr. will continue serving as the Compensation Committee for 1999.


Board Compensation

     Directors did not receive any cash compensation for their services in 1998 as members of the Board of Directors, although they are reimbursed for their expenses in attending out-of-town meetings. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between directors and executive officers of the Company except that Mr. Edward R. Prince, Jr., is the father of Rudy Prince the Company's Chairman of the Board, Chief Executive Officer and President. Each nonemployee director is automatically granted an initial option on the date on which such person first becomes a director to purchase 20,000 shares of the Company's Common Stock (an "Initial Grant") and thereafter an annual grant to purchase 5,000 shares of the Company's Common Stock on the date of the annual meeting of the stockholders each year thereafter (an "Annual Grant") pursuant to the terms of the Company's 1997 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Mr. Sisto was granted a option to purchase 20,000 shares on February 11, 1998 at an exercise price of $4.625 and all other directors were granted an option to purchase 5,000 shares on May 13, 1998 at an exercise price of $6.00. One-fourth of each Initial Grant will vest on each year over a four-year period and the Annual Grants will vest in full on the four year anniversary of the date of grant. Each option will expire ten years from the date of grant unless terminated sooner pursuant to the provisions of the Directors' Plan.


                              PROPOSAL NO.  2

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                     CHANGE THE NAME OF THE COMPANY

Background

     On February 8, 1999 the Company filed a Certificate of Ownership and Merger Merging eFax.com, Inc. into EFax.com, Inc., Inc., whereby Article One of the Certificate of Incorporation of the Company was amended to change the Company's name to eFax.com, Inc.

     The Company, using the mechanism of a merger with its wholly owned subsidiary to expedite the name change, was at that time unable to obtain the desired name of "eFax.com." Section 102 of the Delaware General Corporation Law (the "DGCL") requires the use of words indicating status as a corporation in a corporation's name (for example: Company, Corporation, Co., Inc., etc.). However, upon the approval of the Company's stockholders, the Company intends to amend its Certificate of Incorporation and file with the Secretary of State of the State of Delaware a certificate stating that after the merger, the Company's assets as defined in subsection 503(i) of the DGCL are not less than $10,000,000 and that the Company otherwise qualifies for a waiver from the Division of Corporations in the Department of State from the requirement of a name with such indicia of corporate status.

Recommendation

     The Board of Directors believes it is desirable to complete the process it began with the merger, and to file the aforementioned certificate requesting a waiver and to also amend Article One of the Certificate of Incorporation of the Company to further change the name of the Company to "eFax.com" in keeping with the Company's position as a high-technology internet company.

     Therefore, the Board of Directors recommends to the Stockholders the adoption of an amendment to Article One which would read as follows:

          RESOLVED, that this Article One of the Corporation's Certificate of Incorporation be amended to read as follows:

               "The name of this corporation is : eFax.com."

Required Vote

    The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to approve the amendment to the Certificate of Incorporation to effect the name change.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.


                              PROPOSAL NO.  3

            APPROVAL OF AN INCREASE IN THE SHARES AUTHORIZED FOR
              ISSUANCE UNDER THE 1995 STOCK PLAN, AS AMENDED

Background

    In February 1996, the Board of Directors adopted, and the stockholders of the Company subsequently approved, the 1995 Stock Option Plan. Under the 1995 Stock Option Plan, as amended (the "1995 Plan"), there are 3,400,000 shares of the Company's Common Stock authorized for issuance upon exercise of options granted thereunder to employees (including officers), directors and consultants of the Company. As of March 29, 1999, 3,126,863 option shares have been issued to employees, leaving a balance of approximately 273,137 shares available for grant.

    The Board of Directors believes it is desirable to continue to have the Company maintain sufficient option shares available for grant in order to attract critical new employees and to retain existing employees. Therefore, the Board of Directors of the Corporation, at a meeting held on March 29, 1999 adopted resolutions proposing and declaring advisable the reservation of an additional 1,000,000 shares of Common Stock of the Company for issuance pursuant to the Plan, and recommending the adoption of an amended Plan by the Stockholders.

Adjustment to 1995 Plan Share Reserve

    Stockholders are requested in this Proposal 3 to approve the increase in the number of shares authorized for issuance under the 1995 Plan as described above. If this Proposal 3 is not approved and such increase in the shares authorized is not so approved, the Board will reconsider the Company's alternatives with respect to the 1995 Plan, which may include the adoption of another stock option plan of the Company or other adjustments.

Required Vote

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1995 Plan, as amended. For purposes of this vote, abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether this matter has been ratified and approved.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

     The essential features of the 1995 Plan are outlined below:

General

     The 1995 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1995 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1995 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

     The 1995 Plan was adopted to provide a means by which selected employees and directors (including officers) of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 100 employees and consultants are eligible to participate in the 1995 Plan.

Administration

     The 1995 Plan is administered by the Board of Directors of the Company or any of its committees appointed pursuant to Section 4 of the Plan (the "Administrator"). Section 4 of the Plan provides that the committee must be constituted in such a manner as to comply with Rule 16b-3 promulgated under the Exchange Act with respect to Directors and Officers, and with applicable California laws with respect to consultants and other employees. The Board has delegated administration of the 1995 Plan to the Compensation Committee of the Board. As used herein with respect to the 1995 Plan, the "Administrator" refers to the Compensation Committee as well as to the Board of Directors itself.

     The Administrator has the power to construe and interpret the 1995 Plan and, subject to the provisions of the 1995 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option and the terms and restrictions applicable to the right to purchase restricted stock granted pursuant to Section 11 of the Plan ("Stock Purchase Rights") and the restricted stock purchased by exercising such Stock Purchase Rights.

     The 1995 Plan provides that, subject to the Board's discretion, directors serving on the Compensation Committee are to be "outside directors" within the meaning of Section 162(m). The current members of the Compensation Committee are all "outside directors." This limitation excludes from the Compensation Committee (a) current employees of the Company, (b) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan) during the taxable year, (c) current and former officers of the Company or its current affiliated corporations, and (d) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director).

Eligibility

     Incentive stock options may be granted under the 1995 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the 1995 Plan. Stock purchase rights may also be granted under the plan to employees (including officers), directors and consultants.

     No incentive stock option may be granted under the 1995 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options granted under the 1995 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

Stock Subject To The 1995 Plan

     If options granted under the 1995 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1995 Plan.

Terms of Options

     The following is a description of the permissible terms of options under the 1995 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1995 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1995 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. At March 24, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $19.125 per share.

     In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower-priced options.

     The exercise price of options granted under the 1995 Plan must be paid either: (a) in cash at the time the option is exercised; (b) by delivery of other Common Stock of the Company, provided that (i) any such shares acquired upon exercise of a prior Option shall either have been owned by Optionee for more than six months or were not acquired, directly or indirectly, from the Company and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price; (c) by withholding of Exercise Shares with a Fair Market Value equal to the exercise price, (d) a broker's arrangement to withhold the exercise price, (e) pursuant to a deferred payment arrangement lasting no longer than twelve months; or (f) in any other form of legal consideration acceptable to the Board.

     Tax Withholding. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, subject to the consent or disapproval of the Administrator.

     Term. The maximum term of options under the 1995 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Generally, incentive stock options under the 1995 Plan terminate 90 days after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within six months of such termination, (or twelve months in the event of the death of the optionee) but only to the extent the option was exercisable at the time of such termination. Nonstatutory options by their terms may provide for exercise within a longer period of time following termination of employment or the relationship as a consultant or director.

Terms of Stock Purchase Rights

     The 1995 Plan provides that the Administrator may grant Stock Purchase Rights, which rights must be accepted within 120 days of grant. Stock purchased shall be Restricted Stock that will be received subject to a Restricted Stock agreement. The price to be paid for the Restricted Stock shall be no less than 85% of the fair market value of the Common Stock subject to the right on the date of grant (or for any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, the price shall be no less than 100% of the fair market value ). Such Restricted Stock will be subject to a repurchase option exercisable by the company upon the voluntary or involuntary termination of the purchaser's employment. The committee will determine the rate at which such repurchase option lapses, but it will lapse at least as to 20% of the total shares annually. A purchaser shall have full stockholder rights at the time his purchase is entered in the transfer agent records.

Adjustment Provisions

     If there is any change in the stock subject to the 1995 Plan or subject to any option granted under the 1995 Plan (through stock dividend, stock split, reverse stock split, combination or reclassification of shares, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (excluding conversion of any convertible securities of the Company)), the 1995 Plan and options outstanding thereunder will be appropriately adjusted.

Effect Of Certain Corporate Events

     The 1995 Plan provides that, in the event of a dissolution or liquidation of the Company, or a merger in which the successor corporation does not agree to assume the Option or Stock Purchase Right or substitute an equivalent, the Board shall provide 15 days notice prior to the action.

Duration, Amendment And Termination

     The Board may suspend or terminate the 1995 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1995 Plan will terminate on December 19, 2005.

     The Board may also amend the 1995 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1995 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options (unless due to an adjustment resulting from a change in the stock subject to the 1995 Plan); or (c) change any other provision of the 1995 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange). The Board may submit any other amendment to the 1995 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions On Transfer

     Options and Stock Purchase Rights granted under the 1995 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee.

Federal Income Tax Information

     Incentive Stock Options. Incentive stock options under the 1995 Plan are intended to be eligible for the favorable federal income tax treatment accorded to "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are subject to lower tax rates than ordinary income. Currently, noncorporate taxpayers are subject to a maximum federal capital gains rate of 20% and a maximum federal rate of 39.6% for ordinary income and short-term capital gains.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.


     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1995 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     Stock Purchase Rights. For a period of time determined by the Administrator, an employee who purchases Restricted Stock under the 1995 Plan may be required, at the option of the Company, to sell his shares back to the Company for his original purchase price (rather than fair market value) if his employment is terminated. Thus, his shares will be deemed to be subject to a substantial risk of forfeiture at the time of issuance. The federal income tax consequences to the employee will depend upon whether he makes an election under Section 83(b) of the Code.

     If the employee does not make a Code Sec. 83(b) election within 30 days of issuance of stock under the 1995 Plan, the employee will recognize compensation income upon the date on which the shares become "substantially vested"-i.e., the earlier of (1) the date on which the shares are not subject to a substantial risk of forfeiture or (2) the date on which the employee may transfer the shares free of any substantial risk of forfeiture. The amount of compensation income will be equal to the fair market value of the shares at the time they become substantially vested reduced by the employee's purchase price for the shares. An employee's shares generally will become substantially vested (and thus will become taxable) at such time that, if the employee's employment with the Company were to be terminated, the Company's option to purchase such shares at the employee's original purchase price would have lapsed. Thus, for example, if the Company's repurchase option with respect to 20% of an employee's shares were to lapse upon the first anniversary date of the employee's stock purchase, the employee would be required to recognize compensation income with respect to 20% of the shares in the calendar year in which the first anniversary date occurred. The employee's compensation income would be subject to normal income and employment tax withholdings.

     The employee's holding period with respect to the shares commences on the date on which the shares become substantially vested. The basis of the employee's shares will equal the sum of the employee's purchase price for the shares plus the amount included as compensation in the employee's gross income at the time the shares become substantially vested under Code Sec. 83(a). If the employee subsequently sells his shares, he will recognize gain or loss, which will be capital in nature. If the employee holds shares for more than one year after they become substantially vested, any gain on the sale of such shares will be treated as a long-term capital gain.

     If the employee makes an election under Code Sec. 83(b), he includes in compensation income the excess, if any, of the fair market value of the shares at the time of issuance over his purchase price for the shares. His holding period for the shares will begin on the date that the stock was purchased. His basis in the shares will equal the sum of his purchase price plus the amount of compensation includable in income under Code Sec. 83(b).

     If the employee sells his shares after they vest at a gain or loss, such gain or loss will be capital in nature. Any such gain or loss will be treated as long-term capital gain or loss provided his holding period is for more than one year. If an employee's shares that are substantially nonvested are repurchased by the Company at his original cost, his loss, if any, will not be deductible.

     The Company generally will be entitled to a deduction equal to the amount of compensation that the employee has included in income under Code Sec. 83(a) or Code Sec. 83(b) in the same taxable year in which the employee included the income.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options or Stock Purchase Rights, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

     Compensation attributable to Stock Purchase Rights will be treated as performance-based compensation if (i) it is paid solely because the employee has attained one or more performance goals set by a compensation committee consisting solely of two or more outside directors; (ii) before payment, shareholders approve the terms under which the compensation is to be paid, including the performance goals; and (iii) before payment, the compensation committee certifies that the performance goals and any other materials terms were satisfied. The compensation will not be treated as paid solely on account of attaining performance goals unless it is paid under a pre-established objective performance formula or under a standard that precludes discretion.

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1995 Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1995 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

     During the fiscal year ended December 31, 1998, the Company did not grant any options under the 1995 Plan to any of its Named Executive Officers (defined below)options to purchase 45,000 shares of Common were granted to directors of the Company. During that same period, options to purchase an aggregate of 802,800 shares were granted to all employees of the Company other than the Named Executive Officers as a group (exclusive of expired options).


                                PROPOSAL NO. 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements since 1988. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation earned in each of the three years in the period ended December 31, 1998 by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively the "Named Executive Officers"), during the year ended December 31, 1998:


                             Long-Term
                            Compensation
                            ------------
                                                   Securities
                                                   Underlying   All Other
Name and Principal Position Year Salary($)Bonus($) Options(#)Compensation($)
--------------------------- ---  -------- -------- ---------- --------------
Rudy Prince................ 1998 $180,000     -            -         272(2)
 President, Chief Executive 1997  140,000     -      175,000           -
 Officer and Chairman of    1996  102,995(1)  -      100,000           -
 the Board

Michael M. Crandell.........1998  140,000     -            -         188(2)
 Vice President of Software 1997  110,000     -            -           -
                            1996   45,525(1)  -      187,500           -

Allen K. Jones..............1998  150,000     -            -         592(2)
 Vice President of Finance, 1997  120,000     -      100,000           -
 Chief Financial Officer    1996   70,298(1)  -       60,000           -
 And Secretary

Gary P. Kapner..............1998  125,000    15,000        -         100(2)
 Vice President of U.S.     1997   89,840    20,000  100,000           -
 Sales                      1996   61,918(1) 10,000   60,000           -

Lon B. Radin................1998  145,000         -        -         341(2)
 Vice President of          1997  125,000         -   75,000           -
 Engineering                1996   92,604(1)      -  100,000           -


[FN]
(1) The salaries and bonus set forth in the table for 1996 are given for the fiscal year ended December 31, 1996, which is a nine-month period. For the twelve-month period ended December 31, 1996, the salaries earned by each Named Executive Officer were as follows: Rudy Prince, $129,245; Michael Crandell, $45,525 (Mr. Crandell joined the Company as an executive officer in July 1996); Allen K. Jones, $70,298 (Mr. Jones joined the Company as an executive officer in May 1996); Gary P. Kapner, $89,418; and Lon B. Radin, $118,854.

(2) Consists of life insurance premiums paid.


Option Grants in Last Fiscal Year

     No options were granted to the Named Executive Officers during the year ended December 31, 1998.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values.

(1) The following table provides certain information concerning the number of options held and their fiscal year-end value. None of the Named Executive Officers exercised any options during the year ended December 31, 1998.


                        Number of Securities     Value of Unexercised
                       Underlying Unexercised        In-the-Money
                         Options at FY-End(#)    Options at FY-End($)(1)
                     ------------------------- -------------------------
Name                 Exercisable Unexercisable Exercisable Unexercisable
Rudy Prince........... 114,061      160,939      $149,999     $75,002
Michael Crandell...... 187,281       74,219       350,088     181,837
Allen K. Jones........  44,582       94,168        42,875      52,063
Gary P. Kapner........  38,331       46,669        52,167      17,183
Lon B. Radin..........  86,977       88,023       149,999      75,002

[FN]
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on the Nasdaq National Market at year-end ($2.75) and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

                     REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

     TO:  Board of Directors

     The Compensation Committee of the Board of Directors of eFax.com, Inc. is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The members of the Committee for the year ended December 31, 1998 were Messrs. Akin, Bech, Harrison and Edward
R. Prince, Jr., who were all nonemployee Directors of the Company. Mr. Harrison resigned from the Board and the Compensation Committee in February 1998, and prior to February 1998 there were no 1998 committee meetings.

     Compensation Objectives

     The objectives of the compensation program are: (1) to provide a means for the Company to attract and retain high-quality executives; (2) to tie executive compensation directly to the Company's business and performance objectives; and (3) to reward outstanding individual performance that contributes to the long-term success of the Company.

     Compensation Vehicles

     The Company uses a simple total compensation program that consists of cash and equity compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, foster Company values and adequately reward employees. The vehicles are:


Cash Compensation

     Salary

     The Committee considers specifically the following factors in determining base compensation: (1) a comparison of the Company's growth and financial performance relative to the performance of competitors; (2) salary levels for comparable positions in companies in the software industry; and
(3) each executive's responsibility level and financial and strategic objectives for the subsequent year.

     Bonus

     No bonus plan has been utilized for executive compensation in 1996, 1997, or 1998 other than bonuses related to meeting sales objectives in Sales and Marketing.

     Equity Participation

     The Company has adopted the 1995 Option Plan to provide employees with additional incentives to work to maximize stockholder value. The stock option plan utilizes vesting periods to encourage key employees to continue in the employ of the Company. Stock options have been awarded to the majority of the Company's employees. The Company believes that options align the interests of executive officers closely with the interests of other stockholders because of the direct benefits executive officers receive through improved stock performance.

     Chief Executive Officer's Compensation

     Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Prince's base compensation for fiscal 1998 was established by the Compensation Committee in November 1997.

    The foregoing report has been furnished by the Compensation Committee of the Board of Directors of eFax.com, Inc.

                                          Compensation Committee

                                          Thomas B. Akin
                                          Douglas Y. Bech
                                          Edward R. Prince, Jr.

Compensation Committee Interlocks and Insider Participation

     Please see "Certain Transactions With Management" below for information regarding reportable transactions between the Company and members of the Compensation Committee. During the year ended December 31, 1998, Messrs. Akin, Bech, and Edward R. Prince, Jr. served as the Compensation Committee of the Company's Board of Directors. During the year ended December 31, 1998, no interlocking relationship existed between any member of the Company's Compensation Committee and any other member of the Company's Board of Directors. Mr. Edward R. Prince, Jr. is the father of Rudy Prince, the Company's Chairman of the Board, Chief Executive Officer and President.


                             COMPANY PERFORMANCE

     The following line graph compares the cumulative total return to stockholders on the Company's Common Stock since June 10, 1997 the date the Company first became subject to the reporting requirements of the Exchange
Act). The graph compares stockholder return on the Company's Common Stock with the same cumulative total return on the Hambrecht & Quist Technology Index and the Nasdaq Stock Market - U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The graph assumes that $100 was invested on June 10, 1997 in the Company's Common Stock at the initial public offering price of $8.00 per share and in the index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                                 eFax.com, Inc.
                      Hambrecht & Quist Technology Index
                       Nasdaq Stock Market - U.S. Index


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG eFAX.com,Inc. (Formerly JETFAX, INC.), H&Q TECHNOLOGY AND NASDAQ STOCK MARKET--U.S.


                [PERFORMANCE GRAPH FOR THE PERIOD JUNE 10,
                 1997 THROUGH DECEMBER 31, 1998 APPEARS HERE]


     The following table sets forth the data points used in preparing the Performance Graph:


Measurement Period                             H&Q            NASDAQ
(Period Covered)           eFAX.COM, INC.   TECHNOLOGY   STOCK MARKET--U.S.
                           --------------   ----------   ------------------
Measurement Pt-06/10/97      $ 100.00        $ 100.00        $ 100.00
06/97                        $  96.88        $ 104.13        $ 102.85
07/97                        $ 123.50        $ 120.88        $ 113.70
08/97                        $ 123.50        $ 121.23        $ 113.53
09/97                        $ 106.23        $ 126.20        $ 120.24
10/97                        $ 101.63        $ 112.72        $ 114.01
11/97                        $  87.50        $ 111.54        $ 114.58
12/97                        $  67.25        $ 106.41        $ 112.75
01/98                        $  45.38        $ 113.23        $ 116.30
02/98                        $  50.75        $ 126.70        $ 127.22
03/98                        $  64.13        $ 128.84        $ 131.92
04/98                        $  77.38        $ 133.86        $ 134.16
05/98                        $  75.00        $ 124.09        $ 126.80
06/98                        $  59.38        $ 131.91        $ 135.74
07/98                        $  46.13        $ 130.24        $ 134.31
08/98                        $  36.00        $ 102.43        $ 107.97
09/98                        $  31.25        $ 117.26        $ 122.89
10/98                        $  31.25        $ 127.14        $ 127.91
11/98                        $  22.63        $ 142.26        $ 140.51
12/98                        $  34.38        $ 165.52        $ 158.49


                   CERTAIN TRANSACTIONS WITH MANAGEMENT


     In connection with the Crandell Acquisition in July 1996, the Company acquired substantially all of the assets of the Crandell Group in exchange for a cash payment of $250,000, a non-interest bearing secured promissory note of the Company in the amount of $250,000 which was repaid in July 1997 and an agreement to make certain ongoing royalty payments to the Crandell Group. In addition, the Company entered into employment agreements with Michael Crandell and Larry Crandell, the principals of the Crandell Group. The Company also issued options to purchase an aggregate of 280,000 shares of the Company's Common Stock to certain former employees of the Crandell Group who were hired by the Company, including 187,500 shares to Michael Crandell and 62,500 shares to Larry Crandell, at an exercise price of $0.30 per share (the estimated fair market value of the Company's Common Stock at the grant date), subject to vesting over 4 year periods (except for a 2 year vesting period as to Larry Crandell). Pursuant to an amendment agreement dated December 1996, (the "Amendment Agreement") the Company's obligation to make certain ongoing royalty payments terminated upon the Company's initial public offering, in exchange for a single lump sum payment. Pursuant to the Amendment Agreement, the Company also issued warrants, exercisable at $1.75 per share (the estimated fair market value of the Company's Common Stock at the grant date), to Michael Crandell and to Larry Crandell to purchase 75,000 shares and 25,000 shares of the Company's Common Stock, respectively, such warrants were exercisable upon the effectiveness of the Company's initial public offering. Michael Crandell is the Company's Vice President of Software.

     In December 1994, pursuant to an Inkjet License and Supply Agreement (the "Inkjet Agreement"), the Company granted certain licenses and sublicenses to Ailicec (B.V.1.) Limited, an affiliate of Ailicec International Enterprises Limited ("Ailicec International"), with respect to certain technology developed by the Company and by Xerox Corporation in connection with an inkjet product and agreed to supply Ailicec (B.V.I.) Limited with such products and related components and consumables. Ailicec (B.V.I.) Limited purchased products, components and consumables from the Company under the Inkjet Agreement in an aggregate amount of approximately $12,000 during the two twelve month periods ended December 31, 1997 and December 31, 1998. Ailicec International was a principal stockholder of the Company. Chung Chiu, a director of the Company, is the Managing Director of Ailicec International. Mr. Chiu is not standing for re-election at the 1999 Annual Meeting.

     The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

     The Company acquired DocuMagix, Inc. through a merger which was accounted for as a pooling of interests in December 1997. As part of the transaction, the principal DocuMagix stockholders requested representation on the eFax.com, Inc. Board of Directors until the 900,000 shares of eFax.com, Inc. Common Stock issued to the DocuMagix stockholders in the merger were registered with the Securities and Exchange Commission, which occurred in the third quarter of 1998. Albert E. Sisto, previously the Chairman and Chief Executive Officer of DocuMagix, Inc., was appointed to the Company's Board of Directors in February 1998, pursuant to this Agreement. This arrangement no longer applies subsequent to the 1998 registration, however Mr. Sisto has been nominated for the Board for the forthcoming election at the May 13, 1999 Annual Meeting of Stockholders.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1999 (except as noted in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                      Shares of Common Stock
                                                       Beneficially Owned(1)
                                                      ----------------------
                                                                 Percentage
             Name of Beneficial Owner                   Number    Ownership
        -----------------------------------           ----------  ----------
Timothy Draper (2)...................................    727,906      6.1%
     c/o Draper Fisher Associates
     400 Seaport Ct.
     Redwood City, CA 94965
Thomas B. Akin (3)...................................    700,999      5.8%
     c/o Talkot Capital, LLC
     2400 Bridgeway, Suite 200
     Sausalito, CA 94965
Rudy Prince (4) .....................................    479,478      3.9%
Steven J. Carnevale (5)..............................    338,831      2.8%
Lon B. Radin (6).....................................    286,561      2.4%
Michael Crandell(7)..................................    219,000      1.8%
Allen K. Jones (8)...................................    102,075       *
Edward R. Prince, Jr. (9)............................     96,333       *
Douglas Y. Bech (10).................................     95,492       *
Gary P. Kapner (11) .................................     66,540       *
Chung Chiu (12)......................................     15,000       *
Albert E. Sisto (13).................................      5,000       *
All directors and executive officers as a group,
  (13 persons) (14)..................................  2,414,308     18.6%
*     Less than 1%.


[FN]

(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2) Information is as provided in a Form 13G filed with the SEC on December 10, 1998. Mr. Draper holds sole voting and dispositive power as to all shares, and shared voting and dispositive power as to 340,186 shares. Draper Associates, L.P. and Draper Associates, Inc., an entity owned by Timothy Draper and the General Partner of Draper Associates, L.P., holds shared voting and dispositive power as to 340,186 shares.
(3) Includes 23,649 shares jointly with his wife, Karen Akin; and 83,720 shares of Common Stock held by his minor children. Includes options and warrants to purchase an aggregate of 48,472 shares of Common Stock exercisable within sixty days of February 28, 1998.
(4) Includes options to purchase 166,978 shares of Common Stock exercisable within sixty days of February 28, 1999.
(5) Includes options to purchase 275,265 shares of Common Stock exercisable within sixty days of February 28, 1999; and includes 30,233 shares of Common Stock held by Mr. Carnevale's wife.
(6) Includes options to purchase 121,561 shares of Common Stock exercisable within sixty days of February 28, 1999.
(7) Includes options and warrants to purchase an aggregate of 219,000 shares of Common Stock exercisable within sixty days of February 28, 1999.
(8) Includes options to purchase 69,916 shares of Common Stock exercisable within sixty days of February 28, 1999.


[FN]

(9) Includes options to purchase 15,000 shares of Common Stock exercisable within sixty days of February 28, 1999.
(10) Includes options to purchase 15,000 shares of Common Stock exercisable within sixty days of February 28, 1999.
(11) Includes options to purchase 56,540 shares of Common Stock exercisable within sixty days of February 28, 1999.
(12) Includes options to purchase 15,000 shares of Common Stock exercisable within sixty days of February 28, 1999.
(13) Includes options to purchase 5,000 shares of Common Stock exercisable within sixty days of February 28, 1999.
(14) Includes options and warrants in the aggregate of 1,007,732 shares of Common Stock exercisable within sixty days of February 28, 1999.


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, and on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the fiscal year ended December 31, 1998, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with except that Ron Brown filed his Form 3 on becoming a Company officer 77 days late.


                                 OTHER MATTERS

The Company knows of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                  THE BOARD OF DIRECTORS


                                   /s/ ALLEN K. JONES
                                   ---------------------
                                   Allen K. Jones
                                   Secretary

Dated: April ___, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               EFAX.COM, INC.

                   1999 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of eFax.com, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 1999, and hereby appoints Rudy Prince and Allen K. Jones, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Stockholders of eFax.com, Inc. to be held on May 13, 1999, at 2:00 p.m. local time, at Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, FOR PROPOSALS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                (Continued and to be signed on reverse side)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. To elect seven (7) directors of the Company for the ensuing year and until their successors are elected: Nominees: Rudy Prince, Thomas B. Akin, Douglas Y. Bech, Steven J. Carnevale, Edward R. Prince, Jr., Lon B. Radin, Albert E. Sisto

authority to vote for any nominee may be withheld by drawing a line through such nominee's name
               [_] FOR            [_] WITHHELD
                   all nominees       authority to vote for all nominees
                   listed above       listed above

2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "eFax.com."

               [_] FOR     [_] WITHHELD     [_] ABSTAIN

3. To approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1995 Stock Plan, as amended, by 1,000,000 shares.

               [_] FOR     [_] WITHHELD     [_]ABSTAIN

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

               [_] FOR     [_] WITHHELD     [_] ABSTAIN



5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

                     [_] Mark here for address change
                              and note at left.

Signature(s):______________________________________Date:_________  NOTE:
(This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both should sign.)